UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2022

LuxUrban Hotels Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Biscayne Blvd, Suite 253, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) -723-7368

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e 4(e))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	LUXH	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2022, LuxUrban Hotels Inc. (“Company” or “we” or similar pronouns), and our chairman and chief executive officer, Brian Ferdinand (“Ferdinand”), entered into a Note Extension and Conversion Agreement with Greenle Partners LLC Series Alpha PS (“Greenle Series Alpha”) and Greenle Partners LLC Series Beta P.S., a Delaware limited liability company (“Greenle Beta” and, together with Greenle Alpha, “Greenle”). Greenle was the purchaser of 15% OID senior secured notes (the “Notes”) and warrants to purchase our common stock (“Warrants”) under certain securities purchase agreements and loan agreements between us and Greenle, including the Securities Purchase Agreement dated as of September 30, 2022, as amended by the letter agreement dated October 20, 2022, and the Loan Agreement dated as of November 23, 2022, all of which were previously disclosed, and filed as exhibits, under Current Reports on Form 8-K.

Under the terms of the Note Extension and Conversion Agreement, Greenle has agreed to convert from time to time up to $3,000,000 aggregate principal amount of the Notes into up to 1,000,000 shares of our common stock (the “Conversion Shares”) at the conversion price of $3.00 per share prescribed by the Notes. Additionally, Greenle has agreed that the payment date of certain of our notes in the aggregate principal amount of $1,250,000, maturing on January 30, 2023, shall be extended to March 1, 2023. On the date of any such conversion we shall issue to Greenle a number of credits under our existing revenue share agreements with them (as previously disclosed in our Current Reports on Form 8-K) equal to fifteen percent (15%) of the principal amount of the Notes so converted.

In connection with advisory and investment communications services, we have agreed to issue to (a) Acorn Management Partners (“Acorn”) 87,000 shares of or our common stock and (b) Force Family Office LLC (“Force”) 87,000 shares of Common Stock. Notwithstanding the terms of the Notes and Warrants that provide for price adjustments upon our issuance of common stock at prices below the current conversion and exercise prices in such Notes and Warrants, Greenle has agreed that with respect to the Notes being converted under the Note Extension and Conversion Agreement, the conversion price thereof shall not reset and shall remain $3.00, and the conversion prices of all other convertible promissory notes of the Company and the exercise prices of all warrants of the Company, in each case owned by Greenle Alpha or Greenle Beta shall reset only to $2.00 per share, subject to further adjustment as provided by the terms of such notes and warrants.

Ferdinand has agreed to personally and individually pay to Greenle, without cost to the Company, any difference in the aggregate amount Greenle realizes in public or private sales of the Conversion Shares and the $3 million purchase price (“Make Whole”) through the delivery to Greenle of up to 1,000,000 shares of our common stock currently owned by Ferdinand (all of which have been placed in escrow to secure such obligation) and thereafter, if any such shortfall is not fully covered by delivery of such shares, cash. Mr. Ferdinand continues to own such shares and vote such shares until such time, if ever, that this Make Whole obligation is triggered.

Assuming full conversion of the subject Notes into Conversion Shares, of which there is no assurance, the transactions discussed above, along with scheduled debt repayments in early January 2023, we will reduce our overall current debt by approximately 40%. Management expects that as a result of this debt reduction and expected improvement in revenues, our company will have additional cash flow available for funding growth and working capital in 2023.

This Current Report on Form 8-K contains forward-looking statements, including with respect to projected debt reduction, revenue improvements and cash flow availability. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption Risk Factors” in the prospectus forming part of the Company’s Registration Statement on Form S-1 (File No. 333-262114), declared effective by the Securities and Exchange Commission (“SEC”) on August 11, 2022. Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved".

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report is incorporated herein by reference.

On December 20, 2022, Shanoop Kothari, our President and Chief Financial Officer, was issued 875,000 restricted shares under the Company’s 2022 Long-Term Incentive Plan. These shares vest immediately, but up to 75% of such shares are subject to forfeiture in the event his employment is terminated by the Company for Cause (as defined in the Restricted Stock Award Agreement filed as an exhibit to this Current Report on Form 8-K) or by Mr., Kothari other than as a Good Reason Resignation (as defined in the Restricted Stock Award Agreement). Mr. Kothari and the Company agreed to cancel options to purchase up to an aggregate of 500,000 shares previously granted to Mr. Kothari under the 2022 Long-Term Incentive Plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Note Extension and Conversion Agreement, dated December 20, 2022
10.2	Restricted Stock Award Agreement (Shanoop Kothari)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2022	LUXURBAN HOTELS INC.

	By:	/s/ Brian Ferdinand
Name: Brian Ferdinand
Title: Chief Executive Officer and Chairman